Exhibit 99.16

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn L. Quirk, John P. Schwartz, Andrew R. French and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
AST Neuberger Berman Small-Cap Growth Portfolio of Advanced Series Trust	AST Federated Aggressive Growth Portfolio of Advanced Series Trust

Signature	Title

Trustee
Timothy S. Cronin

Trustee
Saul K. Fenster

Trustee
Delayne Dedrick Gold

Trustee
Robert F. Gunia

Trustee
W. Scott McDonald, Jr.

Chairman and Trustee
Thomas T. Mooney

Trustee
Thomas M. O’Brien

President (Principal Executive Officer) and Trustee
Stephen Pelletier

Trustee
F. Don Schwartz

Treasurer (Principal Financial and Accounting Officer)
Grace C. Torres

Dated: September 29, 2010